UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 28, 2010
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870299034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6425 Abrams, Ville St- Laurent, Quebec, Canada H4S 1X9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Information

The Company announced today the re-pricing of 2,142,857 outstanding warrants (the "Warrants") which had been previously issued in connection with the Company's 2007 convertible debenture financing. The exercise price of the Warrants has been amended from US$0.80 to US$0.48 per common share. The expiry provision of the Warrants has also been amended such that the expiration date of the Warrants will be accelerated if the Company's common shares trade at, or above, $0.625 for a period of 60 consecutive trading days. The trading price for purposes of this amendment will be calculated by using the average of the closing prices on the Toronto Venture Exchange and the OTC.BB. If the Company's shares trade above $0.625 for a period of 60 consecutive trading days, warrant holders will then have 30 calendar days to exercise the Warrants they hold, after which time such Warrants shall expire. All other conditions of the Warrants will remain unchanged. The re-pricing of the warrants is subject to applicable regulatory approval in Canada.

Item 9.01 Exhibits

Exhibit	Description

10.1	Form of Amended and Restated Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: July 28, 2010	By: /s/ Horst Zerbe
Horst G.Zerbe
President and Chief
Executive Officer